UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C INFORMATION

(Rule 14c-101)

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

☐	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☒	Definitive Information Statement

BAD TOYS HOLDINGS, INC.
(Name of Registrant as Specified in its Charter)

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Definitive Information Statement

Dated: April 29, 2005

BAD TOYS HOLDINGS, INC.

2344 Woodridge Avenue

Kingsport, Tennessee 37664

(423) 247-9560

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement is furnished by the Board of Directors of Bad Toys Holdings, Inc. (the “Company”) to provide notice of an annual meeting of stockholders of the Company which will be held on June 8, 2005 at 10:00 a.m. E.S.T. at 220 S. Franklin Street, Tampa, Florida 33602.

The record date for determining stockholders entitled to receive this Information Statement has been established as the close of business on May 3, 2005 (the “Record Date”). This Information Statement will be first mailed on or about May 9, 2005 to stockholders of record at the close of business on the Record Date. The holders of all outstanding shares of Common Stock are entitled to one vote per share of Common Stock registered in their names on the books of the Company at the close of business on the Record Date.

The presence at the annual meeting of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the annual meeting is necessary to constitute a quorum. The Board of Directors is not aware of any matters that are expected to come before the annual meeting other than those referred to in this Information Statement.

ONLY THE COMPANY’S SHAREHOLDERS OF RECORD AT THE CLOSE OF BUSINESS ON MAY 3, 2005 ARE ENTITLED TO NOTICE OF THE PROPOSALS. PRINCIPAL SHAREHOLDERS WHO, AS OF THE RECORD DATE, WILL COLLECTIVELY HOLD IN EXCESS OF 50% OF THE COMPANY’S ISSUED AND OUTSTANDING SHARES ENTITLED TO VOTE ON THE PROPOSALS HAVE INDICATED THAT THEY WILL VOTE IN FAVOR OF THE PROPOSALS. AS A RESULT, THE PROPOSALS SHOULD BE APPROVED WITHOUT THE AFFIRMATIVE VOTE OF ANY OTHER SHAREHOLDERS OF THE COMPANY.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ LARRY N. LUNAN
Larry N. Lunan
Chief Executive Officer and Chairman of the Board of Directors
Kingsport, Tennessee

April 29, 2005

Definitive Information Statement

Dated: April 29, 2005

BAD TOYS HOLDINGS, INC.

2344 Woodridge Avenue

Kingsport, Tennessee 37664

(423) 247-9560

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement contains information related to certain corporate actions of Bad Toys Holdings, Inc., a Nevada corporation (the “Company”), and is expected to be mailed to shareholders on or about May 9, 2005.

ABOUT THE INFORMATION STATEMENT

What is the purpose of the information statement?

This information statement is being provided pursuant to Section 14 of the Securities Exchange Act of 1934 to notify the Company’s shareholders as of the close of business on the Record Date of corporate action expected to be taken at the Company’s annual meeting. Shareholders holding a majority of the Company’s outstanding common stock are expected to act upon certain corporate matters outlined in this information statement, which action is expected to take place at the annual meeting on June 8, 2005, consisting of the election of directors of the Company for the fiscal year 2005 and ratification of the Board of Director’s selection of Pollard Kelly Auditing Services, Inc. as the Company’s independent auditor.

Who is entitled to notice?

Each holder of an outstanding share of common stock of record on the close of business on the Record Date, May 3, 2005, will be entitled to notice of each matter to be voted upon.

What corporate matters will the principal shareholders vote for and how will they vote?

Shareholders holding a majority of the outstanding stock have indicated that they will vote for the following matters:

FOR the election of Larry N. Lunan, Clinton L. Hubbard and Roger A. Warren to serve as directors of Bad Toys Holdings, Inc. until the next annual meeting of the Company’s stockholders or until their successors have been duly elected, qualified and seated.

FOR the ratification of the Board of Director’s selection of Pollard Kelly Auditing Services, Inc. as the Company’s independent auditor.

What vote is required to approve the proposal?

Election of Larry N. Lunan, Clinton L. Hubbard and Roger A. Warren. The presence at the annual meeting of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the annual meeting is necessary to constitute a quorum. The election of Messrs. Lunan, Hubbard and Warren will require the affirmative vote of a majority of the shares of common stock outstanding on the Record Date. Directors are required to be elected by a plurality of the votes cast at the annual meeting.

Ratification of Pollard Kelly Auditing Services, Inc. The presence at the annual meeting of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the annual meeting is necessary to constitute a quorum. The ratification of the Board of Director’s selection of Pollard Kelly Auditing Services, Inc. will require the affirmative vote of a majority of the shares of common stock outstanding on the Record Date.

PROPOSAL 1

ELECTION OF DIRECTORS

Three directors are to be elected to serve until the next annual meeting of the shareholders and until their successors are elected and qualified. The Board of Directors has nominated Larry N. Lunan, Roger A. Warren and Clinton L. Hubbard to serve as directors (the “Nominees”). Mr. Lunan is currently serving as a Director and the Chief Executive Officer (“CEO”) of the Company. Mr. Warren is currently serving as a Director and the Chief Financial Officer and Vice-President of the Company. Mr. Clinton L. Hubbard is currently serving as a Director of the Company. The Board of Directors has no reason to believe that the Nominees will be unable to serve or decline to serve as a director. Any vacancy occurring between shareholders’ meetings, including vacancies resulting from an increase in the number of directors may be filled by the Board of Directors. A director elected to fill a vacancy shall hold office until the next annual shareholders’ meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE ELECTION OF ALL NOMINEES NAMED ABOVE TO THE BOARD OF DIRECTORS.

The following biographical information is furnished with respect to each of the Nominees. The information includes the individual’s present position with the Company, period served as a director, and other business experience during the past five years.

MANAGEMENT

Officers and Directors

As of the date hereof, the directors and executive officers of the Company, their age, positions, the dates of their initial election or appointment as directors or executive officers, and the expiration of the terms are as follows:

Name of Director/Executive Officer	Age	Position	Period Served
Larry N. Lunan	66	Chairman, Chief Executive Officer, and President	July 1994 to Present

Roger A. Warren	40	Director, Vice President, Chief Financial Officer and Principal Accounting Officer	August 2000 to Present

Clinton L. Hubbard	57	Director	August 2000 to Present

Duties, Responsibilities and Experience

Larry N. Lunan. Mr. Lunan founded Bad Toys, Inc., our predecessor company, in April 1995, but has devoted his full-time efforts to the business since mid-1994. Mr. Lunan has been an active motorcycle hobbyist since the mid-1950s. Mr. Lunan received a certified public accountant certificate in 1968 and was an accountant with Haskins & Sells from 1967 to 1971. From 1971 to 1975 Mr. Lunan was a controller and vice president of finance for Arcata Book Group, a subsidiary of Arcata Corporation. From 1982 until July 1994 he was employed as president of Fors Capital Corporation, a wholly-owned business consulting firm. In this capacity he was active in development-stage companies and capital formation.

Roger A. Warren. Mr. Warren is a C.P.A. for Stafford & Warren, a C.P.A. firm specializing in small, start-up, and development-stage companies. Client industries served include manufacturing enterprises, real estate, professional service corporation, mining operations, and environmental clean-up. Mr. Warren was an accountant with Arthur Young & Co. from 1986 to 1990 and received a certified public accounting certificate in 1990. He then practiced accountancy as a sole proprietor from 1990 until 1998, when he combined his practice with Stafford & Associates to form Stafford & Warren. Mr. Warren has served as Chief Financial Officer, Vice-President and as a director of the Company since August 2000.

Clinton L. Hubbard. Mr. Hubbard is a practicing lawyer in Irvine, California, specializing in business and real estate matters. He was admitted to the Colorado Bar in 1974 and to the California Bar in 1978. Mr. Hubbard was also the Executive Vice-President for Sales and Marketing for Pleion Corporation, a medium size office equipment manufacturing company. His background also includes service in the United States Marine Corps as an infantry officer, and as a judge advocate and military judge following law school, retiring from the reserves as a Lieutenant Colonel in 1990. Mr. Hubbard has served as a director of the Company since August 2000.

Significant Employees

The Company does not have any “significant employees.”

Family Relationships

There are no family relationships between any of our directors and executive officers.

Involvement in Legal Proceedings

To the best of our knowledge, during the past five years, none of our directors or executive officers were involved in any of the following: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Audit Committee and Financial Expert

We do not have an audit committee. Mr. Lunan and Mr. Warren perform some of the same functions of an audit committee, such as: recommending a firm of independent certified public accountants to audit the annual financial statements; reviewing the independent auditors independence, the financial statements and their audit report; and reviewing management’s administration of the system of internal accounting controls. We do not currently have a written audit committee charter or similar document.

Code of Ethics

We have not adopted a corporate code of ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions in that our sole officer and director serves in all the above capacities. Our decision not to adopt such a code of ethics results from our having a limited management team of only two officers operating our business.

Attendance of the Board of Directors

During the year ended December 31, 2004, the Board of Directors did not hold a meeting in person. However, the Board of Directors executed approximately twenty three Consents to Action Without a Meeting of the Board of Directors. As stated above, we have no standing audit, nominating, compensation committee, or any other committees of the Board of Directors and therefore there were no committee meetings.

If elected, all directors of the Company will hold office until the next annual meeting of the shareholders, or until their successors have been elected and qualified. Officers of the Company are elected by the Board of Directors and hold office at the pleasure of the Board.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors, officers and holders of more than 10% of the Company’s common stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership. Based solely on a review of the forms, reports, and certificates filed with the Company by such persons, Mr. Roger A. Warren did not timely file a Form 4 reflecting his receipt of 50,000 shares of the Company’s common stock in connection with tax accounting services Mr. Warren provided the Company in 2004. Mr. Warren filed the delinquent Form 4 on July 26, 2004. Mr. Clinton L. Hubbard did not timely file a Form 4 reflecting his sale of 5,000 shares of the Company’s common stock on January 1, 2004. Mr. Hubbard filed the delinquent Form 4 on April 22, 2004. Mr. Clinton L. Hubbard did not timely file a Form 4 reflecting his sale of 2,000 shares of the Company’s common stock on May 21, 2004. Mr. Hubbard filed the delinquent Form 4 on May 27, 2004. Mr. Lunan did not timely file a Form 4 reflecting the conversion of $650,000 debt to 1,300,000 shares of common stock in 2004. Mr. Lunan filed the delinquent Form 4 on April 29, 2005.

EXECUTIVE COMPENSATION

The following table sets forth information regarding the compensation earned by our Chief Executive Officer and each of our most highly compensated executive officers whose aggregate annual salary and bonus exceeded $100,000, for each of the years indicated with respect to services rendered by such persons.

SUMMARY COMPENSATION TABLE

Name and Principal Position(2)	Year	Annual Compensation		Other Annual Compensation ($)	Long-Term Compensation
		Salary	Bonus ($)		Awards Securities Underlying Options SARs (#)	Payouts LTIP Payouts ($)	All Other Compensation ($)
Larry N. Lunan	2004	$72,000	—	—	—	—	—
President and Chief Executive	2003	$72,000	—	—	—	—	—
Officer	2002	$72,000	—	—	—	—	—

Option Grants

There were no stock options granted to the officers or directors for fiscal year 2004.

Compensation of Directors

Directors do not receive compensation for their services as directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below sets forth information with respect to the beneficial ownership of our common stock as of April 14, 2005 for (i) any person who we know is the beneficial owner of more than 5% of our outstanding common stock; (ii) each of our directors or those nominated to be directors, and executive officers; and (iii) all of our directors and executive officers as a group.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class(1)(2)
Common	Larry N. Lunan(3)(4)(6) 2344 Woodridge Avenue, Kingsport, TN 37664	26,047,761	70.4%

Common	Susan H. Lunan(3)(5)(7) 2344 Woodridge Avenue, Kingsport, TN 37664	26,047,761	70.4%

Common	Roger A. Warren 17130 Redhill Avenue, Irvine, CA 92714	100,000	*

Common	Clinton L. Hubbard 10 Rivera, Cote De Casa, CA 92679	231,000	*

Common	American Eagle Manufacturing Company 2344 Woodridge Avenue, Kingsport, TN 37664	1,568,000	9.7%

Common	All officers and directors as a group (3 persons)(8)	26,378,761	71.3%

*	Represents less than 1% of our outstanding common stock.

(1)	Unless otherwise noted, we believe that all shares are beneficially owned and that all persons named in the table have sole voting and investment power with respect to all shares of common stock owned by them. See Footnote 3.

(2)	Applicable percentage of ownership is based on 16,147,018 shares of common stock outstanding as of April 14, 2005 for each stockholder. Beneficial ownership is determined in accordance with the rules of the Commission and generally includes voting of investment power with respect to securities. Shares of common stock subject to securities exercisable or convertible into shares of common stock that are currently exercisable or exercisable within 60 days of April 14, 2005 are deemed to be beneficially owned by the person holding such options for the purpose of computing the percentage of ownership of such persons, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(3)	Larry N. and Susan H. Lunan are husband and wife. Each disclaims beneficial ownership of the other’s shares of the Company’s common stock and preferred stock. Mr. Lunan owns 3,510,586 shares of common stock and 409,444 shares of preferred stock and Mrs. Lunan owns 1,684,535 shares of common stock and 409,444 shares of preferred stock. Each share of preferred stock is convertible into 10 shares of common stock. Mr. Lunan is the holder of several interest bearing convertible demand notes. The notes bare interest at 10.0%, and are convertible to common stock at $0.10 per share at his option. The balance outstanding at December 31, 2004 was $1,266,376.

(4)	Includes 4,094,440 shares that are obtainable upon conversion of preferred stock held by Mr. Lunan and 4,094,440 shares that are obtainable upon conversion of preferred stock by Ms. Lunan.

(5)	Includes 4,094,440 shares that are obtainable upon conversion of preferred stock held by Ms. Lunan and 4,094,440 shares that are obtainable upon conversion of preferred stock by Mr. Lunan.

(6)	Includes 12,663,760 shares that are obtainable upon conversion of convertible notes held by Mr. Lunan.

(7)	Includes 12,663,760 shares that are obtainable upon conversion of convertible notes held by Mr. Lunan.

(8)	Includes 8,188,880 shares of common stock obtainable upon conversion of preferred stock owned by officers and directors and 12,663,760 shares that are obtainable upon conversion of convertible notes owned by officers and directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Except as set forth below, there were no transactions during the last two fiscal years, and there are no proposed transactions, that involve amounts in excess of $60,000 to which we were or are to become a party in which any director, executive officer, beneficial owner of more than five percent of our common stock, or members of their immediate families had, or is to have, a direct or indirect material interest.

PROPOSAL 2

RATIFICATION OF THE APPOINTMENT OF POLLARD KELLY AUDITING SERVICES, INC. AS

THE COMPANY’S INDEPENDENT AUDITORS

The Board of Directors has selected Pollard Kelly Auditing Services, Inc. (“Pollard Kelly”), as independent auditors for the Company for fiscal year 2005 and recommends that the shareholders vote for ratification of such appointment. Pollard Kelley has served as the Company’s independent auditor since 2004.

The Company does not anticipate a representative from Pollard Kelly to be present at the annual shareholders meeting. In the event that a representative of Pollard Kelly is present at the annual meeting, the representative will have the opportunity to make a statement if he/she desires to do so and the Company will allow such representative to be available to respond to appropriate questions.

On October 21, 2004, the Company’s auditor, T. Alan Walls, CPA, P.C. (“Mr. Walls”), notified the Company’s Board of Directors that, due to Mr. Walls’ acceptance of employment as the Chief Financial Officer of Emergystat, Inc., Mr. Walls was required to resign, effective immediately, as the Company’s auditor. The Company’s Board of Directors has reluctantly accepted the resignation of Mr. Walls. On October 21, 2004, as a result of the resignation of T. Alan Walls, CPA, P.C., the Company’s Board of Directors authorized the engagement of Pollard Kelly Auditing Services, Inc. of Fairlawn, Ohio as its new independent auditor for the fiscal year ending December 31, 2004.

The aggregate fees billed by Pollard Kelly for professional services rendered for the audit of the Company’s financial statements for the fiscal year ended December 31, 2004 and for the review of the Company’s financial statements included in the Company’s Form 10-QSB for the period ended September 30, 2004, were $84,300.

The aggregate fees billed by T. Alan Walls, CPA, P.C. for professional services rendered for the review of the Company’s financial statements included in the Company’s Form 10-QSB for the periods ended March 31, 2004 and June 30, 2004 were $3,200.

Financial Information Systems Design and Implementation Fees

Neither T. Alan Walls, CPA, P.C. nor Pollard Kelley rendered any professional services to the Company for financial information systems design and implementation, as described in Paragraph (c)(4)(ii) of Rule 2-01 of Regulation S-X, during the year ended December 31, 2004.

All Other Fees

There were no fees billed by T. Alan Walls, CPA, P.C. or Pollard Kelley other than those fees discussed in Audit Fees.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF POLLARD KELLY AUDITING SERVICES, INC., AS THE INDEPENDENT ACCOUNTANTS OF THE COMPANY.

OTHER MATTERS

The Board of Directors does not intend to bring any other matters before the Annual Meeting and has not been informed that any other matters are to be presented by others.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

(a) No officer or director of the Company has any substantial interest in the matters to be acted upon, other than his role as an officer or director of the Company.

(b) No director of the Company has informed the Company that he intends to oppose the action taken by the Company set forth in this information statement.

PROPOSALS BY SECURITY HOLDERS

No security holder has requested the Company to include any proposals in this information statement.

DOCUMENTS INCORPORATED BY REFERENCE

Our Annual Report on Form 10-KSB for the year ended December 31, 2004 is herein incorporated by reference.

COMPANY CONTACT INFORMATION

Only one information statement is being delivered to multiple security holders sharing an address unless the Company has received contrary instructions from one or more of the security holders. The Company shall deliver promptly upon written or oral request a separate copy of the information statement to a security holder at a shared address to which a single copy of the documents was delivered. A security holder can notify the Company that the security holder wishes to receive a separate copy of the information statement by sending a written request to the Company at 2344 Woodridge Avenue, Kingsport, Tennessee 37664; or by calling the Company at (423) 247-9560 and requesting a copy of the Information Statement. A security holder may utilize the same address and telephone number to request either separate copies or a single copy for a single address for all future information statements and annual reports.

All inquires regarding our Company should be addressed to our Company’s principal executive office:

BAD TOYS HOLDINGS, INC.

2344 Woodridge Avenue

Kingsport, Tennessee 37664

(423) 247-9560

Attention: Larry N. Lunan, Chief Executive Officer

BY ORDER OF THE BOARD OF DIRECTORS

/s/ LARRY N. LUNAN
Larry N. Lunan
President, Chief Executive Officer and Director
Kingsport, Tennessee
April 29, 2005